Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

NewAmsterdam Pharma Company N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)

Primary Offering

Equity	Ordinary Shares, nominal value EUR 0.12(3)	Other	1,736,545	9.63	$16,722,928.35(4)	0.00011020	$1,842.87

Secondary Offering

Equity	Ordinary Shares, nominal value EUR 0.12(5)	Other	72,325,642	9.63	$696,495,932.46(6)	0.00011020	$76,753.86

Equity	Ordinary Shares underlying Public Warrants(7)	Other	4,600,000	11.50	$52,900,000(8)	0.00011020	$5,829.58

Equity	Private Placement Warrants to purchase Ordinary Shares (9)	Other	167,000	12.31	—	0.00011020	—

Equity	Ordinary Shares underlying Private Placement Warrants	Other	167,000	12.31	$2,055,770 (10)	0.00011020	$226.55

	Total Offering Amounts				$768,174,630.81		$84,652.86

	Total Fees Previously Paid						$84,652.86

	Total Fee Offsets						$0

	Net Fee Due						$0

Table 3: Combined Prospectus

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Primary Offering

Equity	Ordinary Shares underlying Warrants(11)	4,767,000(12)	$2,653,788.90	F-4	333-266510	October 18, 2022

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00011020.
(3)	Represents an aggregate of 1,736,545 ordinary shares, nominal value EUR 0.12 (“Ordinary Shares”), of NewAmsterdam Pharma Company N.V. (the “Company”) issuable upon the exercise of the Holdco Options.
(4)

Pursuant to Rules 457(c) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the product of (i) $9.63 (the implied price of Ordinary Shares based on the average of the high ($9.899) and low ($9.35) trading prices of shares of the Ordinary Shares on the Nasdaq Stock Market (“Nasdaq”) on December 14, 2022, a date within five business days prior to the initial filing of this registration statement), multiplied by (ii) 1,736,545 Ordinary Shares issuable upon the exercise of the Holdco Options.

(5)

Represents 72,325,642 Ordinary Shares offered for resale, which consists of (i) 23,460,000 Ordinary Shares that were issued to certain shareholders in connection with the closing of a private placement offering substantially concurrent with the closing of the Business Combination (the “PIPE Shares”) and (ii) 48,865,642 Ordinary shares issued to certain shareholders in connection with the Business Combination and subject to that certain Investors Rights Agreement, dated November 22, 2022, by and among the Company and certain shareholders (the “IRA Shares”).

(6)

Pursuant to Rules 457(c) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the product of (i) $9.63 (the implied price of Ordinary Shares based on the average of the high ($9.899) and low ($9.35) trading prices of shares of the Ordinary Shares on the Nasdaq Stock Market (“Nasdaq”) on December 14, 2022, a date within five business days prior to the initial filing of this registration statement), multiplied by (ii) 72,325,642 Ordinary Shares, which is the sum of the PIPE Shares and the IRA Shares.

(7)

Represents 4,600,000 Ordinary Shares issuable upon the exercise of the 4,600,000 warrants, each whole warrant entitling the holder to purchase one Ordinary Share at an exercise price of $11.50 per Ordinary Share (the “Public Warrants”).

(8)

Pursuant to Rules 457(g) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on the weighted average exercise price of the Public Warrants of $11.50 per Ordinary Share.

(9)

Represents the warrants offered for resale, each whole warrant entitling the holder to purchase one Ordinary Share, originally issued by FLAC in a private placement transaction in connection with the FLAC IPO, and which were assumed by the Company at the closing of the Business Combination and converted into warrants to purchase Ordinary Shares at an exercise price of $11.50 per Ordinary Share (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”).

(10)

Pursuant to Rules 457(c) and 457(i) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the product of (i) the sum of (A) $0.81 (the average of the high ($0.81) and low ($0.7995) prices for Public Warrants on Nasdaq on December 14, 2022, a date within five business days prior to the initial filing of this registration statement) and (B) $11.50, the exercise price of the Private Placement Warrants, resulting in a combined offering price per Private Placement Warrant of $12.31, multiplied by (ii) 167,000 Private Placement Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to Private Placement Warrants has been allocated to the Ordinary Shares underlying Private Placement Warrants and those Ordinary Shares are included in the registration fee.

(11)

No registration fee is payable in connection with the 4,767,000 Ordinary Shares issuable upon exercise of the Warrants) that were previously registered under Form F-4 as amended (File No. 333-266510) which was declared effective on October 18, 2022 (the “Prior Registration Statement”), because such shares are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.

(12)

4,767,000 Ordinary Shares registered under the Prior Registration Statement are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statement, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.